Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Paul J. Warburg
Vice President, Finance
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/ Megan Crudele
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD FIRST QUARTER 2011 RESULTS

- Growth across all business segments drives record sales and profits

- 25% sales growth including 3% organic sales growth led by Jarden Outdoor Solutions

- Gross margins expand more than 100 bps

RYE, N.Y., April 27, 2011 — Jarden Corporation (NYSE: JAH) today reported its financial results for the quarter ended March 31, 2011.

For the quarter ended March 31, 2011, net sales increased 25%, to $1.5 billion compared to $1.2 billion for the same period in the previous year. Organic sales increased 3%. For the quarter ended March 31, 2011, the Company recorded net income of $19.0 million, or $0.21 per diluted share, compared to a net loss of $59.0 million, or ($0.66) per share, for the same period in the previous year. On a non-GAAP basis, adjusted net income for the quarter ended March 31, 2011 was $35.4 million, or $0.40 per diluted share, compared to $22.3 million, or $0.25 per diluted share, for the same period in the previous year. The quarter ended March 31, 2011 includes the results from acquisitions which occurred during 2010.

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted diluted earnings per share and organic growth to the comparable GAAP measures.

“We started the year with another strong quarter, as we continued to drive performance through our leading consumer brands and operational excellence,” said Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation. “We saw sales growth across each of our business segments, led by six percent organic growth in Jarden Outdoor Solutions. Gross margins expanded primarily due to new product introductions, efficiencies in our supply-chain and procurement functions, and contributions from acquisitions that we completed in 2010. We continued to make excellent progress combining the legacy Jarden businesses with our acquisitions, leveraging the respective business platforms and relationships to drive incremental performance across the entire

Jarden portfolio. In addition, we further strengthened our financial position and flexibility with the closing of an attractive new senior secured credit facility designed to support our long-term growth objectives.”

Mr. Franklin added, “As we continue to expand sales internationally, on the manufacturing front we have for the first time in a long while brought manufacturing of two of our product lines back from Asia to the United States. I believe that we are witnessing the end of a 30-year trend of relocating manufacturing (and therefore jobs) from the Americas to Asia and I am proud that Jarden is at the forefront of this change, as we have been early to recognize a number of other changes in the past. I have commented before that Jarden’s diversification, whether across brands, product lines, retail channels or supply base is a significant strength, particularly when it enables us to be proactive in updating our business model ahead of the competition.”

The Company will be holding a conference call at 4:45 p.m. (EDT) today, April 27, 2011, to further discuss its first quarter results. To listen to the call by telephone, please dial 888-254-2825 (domestic) or 913-312-1302 (international) and provide passcode: 9666972. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 9666972 or visit www.jarden.com.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden has over 25,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, the outlook for the Company’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic sales growth, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Quarters ended
	March 31, 2011			March 31, 2010
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$1,483.4	$—	$1,483.4	$1,189.1	$—	$1,189.1

Cost of sales	1,081.6	(6.7)	1,074.9	880.0	—	880.0

Gross profit	401.8	6.7	408.5	309.1	—	309.1
Selling, general and administrative expenses	313.1	(4.7)	308.4	337.8	(103.6)	234.2

Operating earnings (loss)	88.7	11.4	100.1	(28.7)	103.6	74.9
Interest expense, net	45.1	—	45.1	40.2	—	40.2
Loss on early extinguishment of debt	12.8	(12.8)	—	—	—	—

Income (loss) before taxes	30.8	24.2	55.0	(68.9)	103.6	34.7
Income tax provision (benefit)	11.8	7.8	19.6	(9.9)	22.3	12.4

Net income (loss)	$19.0	$16.4	$35.4	$(59.0)	$81.3	$22.3

Earnings (loss) per share:
Basic	$0.21		$0.40	$(0.66)		$0.25
Diluted	$0.21		$0.40	$(0.66)		$0.25
Weighted average shares outstanding:
Basic	88.9		88.9	89.3		89.3
Diluted	89.5		89.5	89.3		90.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	March 31, 2011	March 31, 2010	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$405.6	$951.0	$695.4
Accounts receivable, net	1,136.6	870.5	1,067.7
Inventories	1,494.1	1,066.8	1,294.6
Deferred taxes on income	175.6	185.7	166.5
Prepaid expenses and other current assets	161.8	122.9	146.6

Total current assets	3,373.7	3,196.9	3,370.8

Property, plant and equipment, net	655.7	486.9	658.9
Goodwill	1,753.9	1,518.3	1,752.4
Intangible assets, net	1,183.1	922.1	1,182.6
Other assets	129.6	93.4	128.3

Total assets	$7,096.0	$6,217.6	$7,093.0

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$162.2	$401.4	$434.6
Accounts payable	619.3	456.4	573.3
Accrued salaries, wages and employee benefits	147.2	111.4	180.2
Taxes on income	20.6	20.5	27.9
Other current liabilities	479.3	396.1	461.2

Total current liabilities	1,428.6	1,385.8	1,677.2

Long-term debt	3,032.7	2,492.4	2,806.0
Deferred taxes on income	460.9	302.0	458.7
Other non-current liabilities	327.6	332.2	330.6

Total liabilities	5,249.8	4,512.4	5,272.5

Total stockholders’ equity	1,846.2	1,705.2	1,820.5

Total liabilities and stockholders’ equity	$7,096.0	$6,217.6	$7,093.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended
	March 31, 2011	March 31, 2010
Cash flows from operating activities:
Net income (loss)	$19.0	$(59.0)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	40.1	30.9
Venezuela hyperinflationary and devaluation charges	—	78.1
Debt extinguishment costs	12.8	—
Other non-cash items	11.4	(17.6)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(48.5)	(24.0)
Inventory	(183.4)	(106.1)
Accounts payable	38.8	71.6
Other current assets and liabilities	(57.5)	(48.8)

Net cash used in operating activities	(167.3)	(74.9)

Cash flows from financing activities:
Net change in short-term debt	6.1	9.6
Proceeds from issuance of senior debt	1,025.0	486.1
Payments on long-term debt	(1,086.9)	(252.7)
Proceeds from issuance of stock, net of transaction fees	3.6	4.4
Repurchase of common stock and shares tendered for taxes	(35.9)	(7.1)
Debt issuance costs	(10.2)	(12.6)
Dividends paid	(7.3)	(6.7)

Net cash (used in) provided by financing activities	(105.6)	221.0

Cash flows from investing activities:
Additions to property, plant and equipment	(27.0)	(14.8)
Acquisition of businesses, net of cash acquired, and earnout payments	—	(4.5)
Other	1.0	10.0

Net cash used in investing activities	(26.0)	(9.3)

Effect of exchange rate changes on cash and cash equivalents	9.1	(13.2)

Net (decrease) increase in cash and cash equivalents	(289.8)	123.6
Cash and cash equivalents at beginning of period	695.4	827.4

Cash and cash equivalents at end of period	$405.6	$951.0

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Quarter ended March 31, 2011
Net sales	$677.5	$346.8	$386.0	$89.0	$(15.9)	$1,483.4	$—	$1,483.4

Segment earnings (loss)	$64.7	$46.6	$47.4	$9.8	$—	$168.5	$(34.4)	$134.1

Adjustments to reconcile to reported operating earnings (loss):
Fair value adjustment to inventory	—	—	(5.3)	—	—	(5.3)	—	(5.3)
Depreciation and amortization	(14.7)	(7.2)	(14.6)	(3.0)	—	(39.5)	(0.6)	(40.1)

Operating earnings (loss)	$50.0	$39.4	$27.5	$6.8	$—	$123.7	$(35.0)	$88.7

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Quarter ended March 31, 2010
Net sales	$614.2	$337.4	$169.0	$81.7	$(13.2)	$1,189.1	$—	$1,189.1

Segment earnings (loss)	$55.8	$46.1	$16.9	$8.5	$—	$127.3	$(25.9)	$101.4

Adjustments to reconcile to reported operating earnings (loss):
Transaction costs	—	—	—	—	—	—	(21.1)	(21.1)
Venezuela hyperinflationary and devaluation charges	—	—	—	—	—	—	(78.1)	(78.1)
Depreciation and amortization	(15.9)	(6.9)	(5.0)	(2.9)	—	(30.7)	(0.2)	(30.9)

Operating earnings (loss)	$39.9	$39.2	$11.9	$5.6	$—	$96.6	$(125.3)	$(28.7)

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the quarters ended March 31, 2011 and 2010. For the quarter ended March 31, 2011, adjustments to net income consist of $6.7 million primarily associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Quickie acquisition and $4.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended March 31, 2011 is the tax provision adjustment of $7.8 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the quarter ended March 31, 2010, adjustments to net income consist of a $21.5 million one-time, non-cash charge associated with the devaluation of the Venezuelan Bolívar and an additional $56.6 million one-time, non-cash charge related to changing the functional currency of the Company’s Venezuela subsidiary from Bolívar to the U.S. dollar in accordance with recent guidance from the SEC; $21.1 million of transaction costs primarily associated with the Mapa Spontex acquisition; and $4.4 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended March 31, 2010 is the tax provision adjustment of $22.3 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

Note 2: Organic sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange and significant acquisitions from year over year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic sales growth for the quarter ended March 31, 2011:

Quarter ended March 31, 2011
Reconciliation of Non- GAAP measure

Net sales growth	24.7%

Foreign exchange impacts	(1.0%)
Less: Acquisitions	(20.4%)

Organic sales growth	3.3%

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangibles, certain reorganization and acquisition-related integration costs, transaction costs, other items, non-cash Venezuela hyperinflationary and devaluation charges, mark-to-market net impact on non-hedged Euro denominated debt, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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